UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2004

Rockwood Specialties Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware Jurisdiction of Incorporation)	333-109686 (Commission File Number)	52-2277390 (IRS Employer Identification Number)

100 Overlook Center

Princeton, New Jersey 08540

(Address of registrant’s principal executive office)

(609) 514-0300

(Registrant’s telephone number)

ITEM 5.               OTHER EVENTS.

                On April 19, 2004, Rockwood Specialties Group, Inc. issued a press release announcing it signed an agreement to acquire the Sachtleben Chemie GmbH, Chemetall GmbH, CeramTec AG and DNES Custom Synthesis businesses of Dynamit Nobel from mg technologies AG. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated by reference herein.

ITEM 7.               EXHIBITS.

Exhibit No.	Description
99.1	Press Release of the Registrant dated April 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rockwood Specialties Group, Inc.

By:	/s/ THOMAS J. RIORDAN
	Name:	Thomas J. Riordan
	Title:	Vice President & Secretary, Law & Administration

Dated: April 20, 2004